EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





TO FARO TECHNOLOGIES INC. AND SUBSIDIARIES:


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of FARO Technologies, Inc. and subsidiaries for the registration of 1,930,000 shares of its common stock and to the incorporation by reference therein of our report dated March 19, 2003, with respect to the consolidated financial statements and schedules of FARO Technologies, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP


Tampa, Florida
November 20, 2003